Exhibit 107

Calculation of Filing Fee Table

Registration Statement on Form S-3

(Form Type)

Lexeo Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (3)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	457(c)	41,630,514 (2)	$3.76	$156,322,580.07	0.0001531	$23,932.99

	Total Offering Amounts					$156,322,580.07		$23,932.99

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$23,932.99

(1)

The shares of common stock will be offered for resale by the selling stockholders pursuant to the prospectus contained herein. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, or the Securities Act, this Registration Statement shall also cover any additional shares of the Registrant’s common stock, or the Common Stock, that become issuable as a result of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(2)

Consists of (i) 20,790,120 outstanding shares of Common Stock held by the Selling Stockholders (as defined in the Registration Statement), (ii) 6,963,556 shares of Common Stock issuable upon the exercise of outstanding Pre-Funded Warrants (as defined in the Registration Statement) to purchase shares of Common Stock held by the Selling Stockholders and (iii) 13,876,838 shares of Common Stock issuable upon the exercise of outstanding Common Warrants (as defined in the Registration Statement) to purchase shares of Common Stock held by the Selling Stockholders.

(3)

Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Market on June 6, 2025 which was approximately $3.76 per share.